Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A3 of Grapefruit USA, Inc. of our report dated April 10, 2020 relating to our audits of the December 31, 2019 and 2018 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PS

L&L CPAs, PA

Plantation, FL

May 27, 2020